EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-60151) pertaining to the AK Steel Holding Corporation Stock Incentive Plan,

(2)
Registration Statement (Form S-8 No. 333-82035) pertaining to the 1993 Long-Term Incentive Plan of Armco Inc., the Amended 1993 Long-Term Incentive Plan of Armco Inc., the 1996 Incentive Plan of Armco Inc., and Armco Inc. and Subsidiaries 1988 Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-04505) pertaining to the AK Steel Holding Corporation Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 033-84578) pertaining to the AK Steel Holding Corporation 1994 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-124296) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 16, 2003),

(6)	Registration Statement (Form S-3 No. 333-166303) of AK Steel Holding Corporation and AK Steel Corporation,

(7)	Registration Statement (Form S-8 No. 333-168541) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 18, 2010),

(8)	Registration Statement (Form S-8 No. 333-199853) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 20, 2014),

(9)	Registration Statement (Form S-4 No. 333-189908) of AK Steel Holding Corporation and AK Steel Corporation, and

(10)	Registration Statement (Form S-3 No. 333-194078) of AK Steel Holding Corporation and AK Steel Corporation,

of our reports dated February 20, 2015, with respect to the consolidated financial statements of AK Steel Holding Corporation and the effectiveness of internal control over financial reporting of AK Steel Holding Corporation included in this Annual Report (Form 10-K) of AK Steel Holding Corporation for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
February 20, 2015